SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 1, 2005

MOBILEPRO CORP.
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(Exact Name of Registrant as Specified in Charter)

Delaware	000-51010	87-0419571

(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

6701 Democracy Blvd., Suite 202
Bethesda, MD 20817
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(Address of principal executive offices) (Zip Code)

(301) 315-9040
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(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 1, 2005, we completed the acquisition of InReach Internet, LLC (“InReach”), an ISP based in Oakland and Stockton, California. We paid $2,111,873 of cash consideration and 4,357,798 shares of our common stock, subject to post closing adjustments, for all of the outstanding membership interests of InReach. As a result of the acquisition, we acquired certain plant, equipment or other physical property that InReach used in its business, and we intend to continue such use.

A copy of the press release announcing the completion of the acquisition is attached as an exhibit under Item 90.1 (c) of this report.

Item 9.01. Financial Statements and Exhibits.

We intend to file by amendment the required financial statements reflecting the acquisition of all of the issued and outstanding membership interests of InReach no later than 71 days after the date that this report on Form 8-K must be filed.

(c)	Exhibits Furnished.

2.1	Agreement and Plan of Merger, dated November 1, 2005.
4.1	Registration Rights Agreement, dated November 1, 2005.
99.1	Press Release, dated November 1, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

By: /s/ Jay O. Wright
Jay O. Wright President and Chief Executive Officer
MOBILEPRO CORP.

Date: November 7, 2005